Exhibit 99.1
[Letterhead of DMC]

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DYNAMIC MATERIALS REPORTS THIRD QUARTER FINANCIAL RESULTS

•	Third quarter sales of $36.6 million down 7% from 2015 third quarter and 12% sequentially

•	DynaEnergetics sales up 8% sequentially (excluding recurring order) on record unit sales of next-generation DynaSelect initiator

•	NobelClad sales impacted by subcontractor shipment delay, decline 36% sequentially

•	Gross margin above forecast at 23% versus 26% in Q3 2015

•	Third quarter operating loss of $2.4 million includes approximately $373,000 in restructuring charges

•	Net loss of $3.1 million, or $0.22 per diluted share, vs. net loss of $4.2 million, or $0.30 per diluted share, in Q3 2015

•	Adjusted EBITDA* of $1.2 million versus $2.5 million in Q3 2015

•	Net debt (lines of credit less cash and cash equivalents) of $7.2 million down 65% from December 31, 2015, and 47% sequentially

BOULDER, Colo. - October 27, 2016 - Dynamic Materials Corporation (DMC) (Nasdaq: BOOM) today reported financial results for its third quarter ended September 30, 2016.

Third quarter sales were $36.6 million, down 7% from the third quarter of 2015, and a decline of 12% versus the 2016-second quarter. Sales were 2% below management’s forecast due to delivery delays by a subcontractor to DMC’s NobelClad business. The delays pushed $2.1 million in NobelClad shipments out of the third quarter. The shortfall was partially offset by a large recurring order from India for oilfield products from DMC’s DynaEnergetics business. In 2015, the order was shipped during the second quarter.

Third quarter gross margin was 23%, down from 26% in last year’s third quarter and 24% in the second quarter. The decline was largely due to widespread pricing pressure within DynaEnergetics’ oil and gas end markets. Gross margin was above management’s forecasted range of 20% to 22%, reflecting the impact of record sales volumes of the DynaSelect integrated switch detonator, a high-value initiation system from DynaEnergetics.

Loss from operations was $2.4 million versus an operating loss of $941,000 in the year-ago third quarter. This year’s operating loss included restructuring expense of approximately $373,000, which is primarily related to the termination of a lease for DynaEnergetics’ former offices in Austin, Texas. Restructuring charges in the 2015-third quarter were $285,000.

Third quarter net loss was $3.1 million, or $0.22 per diluted share, versus a net loss of $4.2 million, or $0.30 per diluted share, in the year-ago third quarter. Adjusted EBITDA* was $1.2 million versus $2.5 million in last year’s third quarter.

DynaEnergetics
Sales at DynaEnergetics were $19.6 million, up 8% from last year’s third quarter and up 32% sequentially. Excluding the impact of the recurring India order, sales were down 12% versus the 2015 third quarter and up 8% sequentially. Operating loss was $1.0 million versus operating loss of $655,000 in the comparable year-ago quarter. Adjusted EBITDA was $1.2 million versus $1.1 million in the comparable 2015 quarter.

NobelClad
NobelClad reported third quarter sales of $16.9 million, down 21% versus last year’s third quarter and a 36% decline versus the second quarter. Operating income was $701,000 versus $1.7 million in the 2015 third quarter. Adjusted EBITDA was $1.7 million versus $2.7 million in the third quarter of 2015. NobelClad ended the quarter with an order backlog of $32.9 million versus $34.5 million at the end of the second quarter.

Nine-Month Results
Consolidated sales for the nine-month period were $118.4 million, down 5% from $125.1 million in the 2015 nine-month period. Gross margin was 24% versus 27% in the same period a year ago. The decline reflects widespread pricing pressure in DynaEnergetics’ oil and gas end markets. Operating loss was $3.3 million, which included approximately $1.2 million in restructuring expense, versus a loss from operations of $4.2 million in the comparable year-ago period, which included $3.4 million in restructuring expense. Adjusted EBITDA was $7.5 million versus $9.1 million in last year’s nine-month period.

DynaEnergetics
Nine-month sales at DynaEnergetics were $50.0 million, down 14% from $58.4 million, in last year’s nine-month period. Operating loss was $3.0 million versus an operating loss of $201,000 in the comparable year-ago period. Adjusted EBITDA was $3.2 million versus $5.6 million in last year’s nine-month period.

NobelClad
NobelClad reported nine-month sales of $68.4 million, up 3% from $66.7 million at the nine-month mark last year. Operating income was $6.3 million, up from $4.5 million in the comparable year-ago period. Adjusted EBITDA was $9.3 million versus $8.2 million.

Management Commentary
"After nearly two years of declining well completion activity, the third quarter brought signs of improving demand from customers in DynaEnergetics’ North American and international oil and gas markets,” said Kevin Longe, president and CEO. “Demand during the quarter was particularly strong for the newest generation of the DynaSelect integrated switch detonator, an intrinsically safe initiating system that is improving customers’ well-completion efficiencies and lowering their overall cost of operations. DynaSelect unit sales reached a quarterly record during the third period, increasing 34% sequentially and 19% versus the third quarter of 2015.

“DynaEnergetics also saw increased adoption of its DynaStage factory-assembled perforating system. Six wireline companies in the United States and Canada are using DynaStage - up from four customers at the end of the second quarter - and several additional service companies are evaluating the system. DynaStage is built around the DynaSelect detonator, which means the factory-assembled perforating system incorporates the same safety and reliability benefits inherent in the initiating system. Additionally, since DynaStage is delivered to the well site pre-assembled, it reduces our customers’ reliance on field assembly crews. As the market recovery takes hold, we believe DynaStage will enable wireline companies to quickly address customer demand without having to hire and train full teams of perforating personnel.”

Longe said despite the upturn in oilfield services activity, pricing remains a challenge across the industry. “We believe the current pricing environment will begin to improve during the first half of 2017, provided the recent recovery in crude oil prices is sustainable and demand for well completion services and products continues to improve. As pricing pressures ease and our new technologies are more broadly adopted, we believe DynaEnergetics is positioned to deliver much improved operating income.”

Longe continued, “While a recovery in NobelClad’s industrial infrastructure markets has yet to take hold, the business continued to advance its global sales and marketing initiatives during the quarter. The improvement in quoting activity we discussed in July continued during the third quarter, but the release of projects by end users has remained sluggish. Many of the recent inquiries relate to projects in the chemical and aluminum markets. We believe NobelClad is well positioned to capture a meaningful share of these prospective orders when they are ultimately released for construction.

“We have remained focused on strengthening DMC’s balance sheet and positioning the Company for improved free cash flow generation. During the third quarter, we reduced our net debt position (lines of credit less cash and cash equivalents) by 47% sequentially, and by 65% versus the end of 2015.

“Despite a very challenging environment, we have made significant progress on our primary strategic objectives, which include strengthening our financial position, increasing our market share, and investing aggressively in new products, technologies and market development initiatives that will improve our profitability and competitive strength over the long term.”

Guidance
Michael Kuta, chief financial officer, said, "We are forecasting that 2016 full-year sales will be down 7% to 9% versus the $166.9 million we reported in 2015. Our prior forecast was for a decline of 5% to 7%. The revision relates to expected weaker sales at NobelClad, and anticipated slower than normal customer activity during the holiday season at DynaEnergetics. Expectations for full-year gross margin are unchanged at 22% to 24% versus the 25% reported in 2015."

“Fourth quarter sales are expected to be down approximately 15% from the 2015 fourth quarter. Gross margin is expected in a range of 20% to 22% versus the 23% we reported in last year’s fourth quarter. The $9.5 million in selling, general and administrative expense we reported in the third quarter was above our $9.0 million forecast, due primarily to higher outside legal fees. During the fourth quarter, SG&A is expected to total approximately $9.5 million, while amortization expense is anticipated to be approximately $1.0 million.”

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at: http://www.investorcalendar.com/IC/CEPage.asp?ID=175389, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through November 4, 2016, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #10114.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure used by management to measure operating performance. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. In addition, during 2014 DMC management incentive awards were based, in part, on the amount of adjusted EBITDA achieved during the year. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services. The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including fourth quarter and full-year 2016 guidance on sales and gross margin, guidance on SG&A and amortization expense for the fourth quarter, the benefits of DynaStage to our customers and expectations about DynaStage’s future market position, expectations regarding price improvements during 2017 and impacts on operating income, NobelClad’s ability to capitalize on quoting activity and our progress towards long-term improved profitability and competitive strength. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2015.  We do not undertake any obligation to release publicly revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sequential	Year-on-year
NET SALES	$36,553	$41,317	$39,508	-12%	-7%
COST OF PRODUCTS SOLD	28,096	31,409	29,219	-11%	-4%
Gross profit	8,457	9,908	10,289	-15%	-18%
COSTS AND EXPENSES:
General and administrative expenses	5,685	4,389	5,071	30%	12%
Selling and distribution expenses	3,832	4,497	4,867	-15%	-21%
Amortization of purchased intangible assets	1,009	1,015	1,007	-1%	—%
Restructuring expenses	373	829	285	-55%	31%
Total costs and expenses	10,899	10,730	11,230	2%	-3%
OPERATING LOSS	(2,442)	(822)	(941)	-197%	-160%
OTHER INCOME (EXPENSE):
Other income (expense), net	(157)	304	(1,463)	-152%	89%
Interest expense, net	(265)	(396)	(255)	33%	-4%
LOSS BEFORE INCOME TAXES	(2,864)	(914)	(2,659)	-213%	-8%
INCOME TAX PROVISION	272	(148)	1,574	284%	-83%
NET LOSS	(3,136)	(766)	(4,233)	-309%	26%
LOSS PER SHARE
Basic	$(0.22)	$(0.05)	$(0.30)	-340%	27%
Diluted	$(0.22)	$(0.05)	$(0.30)	-340%	27%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,195,921	14,142,991	13,932,033	—%	2%
Diluted	14,195,921	14,142,991	13,932,033	—%	2%
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.02	$0.04

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Nine months ended		Change
	Sep 30, 2016	Sep 30, 2015	Year-on-year
NET SALES	$118,402	$125,068	-5%
COST OF PRODUCTS SOLD	89,652	91,491	-2%
Gross profit	28,750	33,577	-14%
COSTS AND EXPENSES:
General and administrative expenses	15,522	16,670	-7%
Selling and distribution expenses	12,352	14,703	-16%
Amortization of purchased intangible assets	3,023	3,037	—%
Restructuring expenses	1,202	3,397	-65%
Total costs and expenses	32,099	37,807	-15%
OPERATING LOSS	(3,349)	(4,230)	21%
OTHER INCOME (EXPENSE):
Other income (expense), net	178	(299)	160%
Interest expense, net	(824)	(696)	-18%
LOSS BEFORE INCOME TAXES	(3,995)	(5,225)	24%
INCOME TAX PROVISION	321	2,704	-88%
NET LOSS	(4,316)	(7,929)	46%
NET INCOME (LOSS) ATTRIBUTABLE TO DYNAMIC MATERIALS CORPORATION	$(4,316)	$(7,929)
LOSS PER SHARE
Basic	$(0.31)	$(0.57)	46%
Diluted	$(0.31)	$(0.57)	46%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,105,594	13,916,236	1%
Diluted	14,105,594	13,916,236	1%
DIVIDENDS DECLARED PER COMMON SHARE	$0.06	$0.12

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

				Change
	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sequential	From year-end
	(unaudited)	(unaudited)	(as adjusted)
ASSETS

Cash and cash equivalents	$7,451	$9,444	$6,291	-21%	18%
Accounts receivable, net	25,970	29,235	35,798	-11%	-27%
Inventory, net	32,866	33,841	35,449	-3%	-7%
Other current assets	6,597	9,713	8,916	-32%	-26%

Total current assets	72,884	82,233	86,454	-11%	-16%

Property, plant and equipment, net	59,006	57,705	57,999	2%	2%
Goodwill, net	17,417	17,333	17,190	—%	1%
Purchased intangible assets, net	17,521	18,539	20,418	-5%	-14%
Other long-term assets	107	79	131	35%	-18%

Total assets	$166,935	$175,889	$182,192	-5%	-8%

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$11,785	$9,079	$14,624	30%	-19%
Accrued anti-dumping duties	6,502	6,456	6,374	1%	2%
Customer advances	2,589	5,123	2,396	-49%	8%
Dividend payable	290	289	284	—%	2%
Accrued income taxes	419	662	2,783	-37%	-85%
Other current liabilities	8,379	7,111	6,437	18%	30%

Total current liabilities	29,964	28,720	32,898	4%	-9%

Lines of credit	14,699	22,908	26,826	-36%	-45%
Deferred tax liabilities	1,556	1,421	2,119	10%	-27%
Other long-term liabilities	2,036	2,064	1,928	-1%	6%
Stockholders' equity	118,680	120,776	118,421	-2%	—%

Total liabilities and stockholders' equity	$166,935	$175,889	$182,192	-5%	-8%

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,136)	$(766)	$(4,233)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation (including capital lease amortization)	1,760	1,750	1,543
Amortization of purchased intangible assets	1,009	1,015	1,007
Amortization of deferred debt issuance costs	40	42	61
Stock-based compensation	478	535	652
Deferred income tax provision (benefit)	169	(442)	2,666
Gain on disposal of property, plant and equipment	23	23	(6)
Restructuring expenses	373	829	285
Accrued anti-dumping duties	48	80	—
Change in working capital, net	8,633	1,571	(3,672)
Net cash provided by (used in) operating activities	9,397	4,637	(1,697)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(2,844)	(791)	(2,341)
Proceeds on sale of property, plant and equipment	1	30	—
Change in other non-current assets	(5)	16	147
Net cash used in investing activities	(2,848)	(745)	(2,194)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	(8,250)	(2)	2,201
Payments on capital lease obligations	—	(1)	(2)
Payment of dividends	(290)	(287)	(567)
Net proceeds from issuance of common stock	1	189	—
Treasury stock purchases	(21)	—	—
Net cash provided by (used in) financing activities	(8,560)	(101)	1,632
EFFECTS OF EXCHANGE RATES ON CASH	18	58	(56)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,993)	3,849	(2,315)
CASH AND CASH EQUIVALENTS, beginning of the period	9,444	5,595	10,889
CASH AND CASH EQUIVALENTS, end of the period	$7,451	$9,444	$8,574

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Nine months ended
	Sep 30, 2016	Sep 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,316)	$(7,929)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation (including capital lease amortization)	5,024	4,696
Amortization of purchased intangible assets	3,023	3,037
Amortization of deferred debt issuance costs	123	189
Stock-based compensation	1,599	2,223
Excess tax benefit from stock-based compensation	—	(72)
Deferred income tax provision (benefit)	(563)	1,924
Gain on disposal of property, plant and equipment	35	59
Restructuring expenses	1,202	3,397
Accrued anti-dumping duties	128	—
Change in working capital, net	11,584	(13,938)
Net cash provided by (used in) operating activities	17,839	(6,414)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(4,070)	(4,812)
Proceeds on sale of property, plant and equipment	31	—
Change in other non-current assets	31	122
Net cash used in investing activities	(4,008)	(4,690)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	(12,250)	13,446
Payments on capital lease obligations	(3)	(4)
Payment of dividends	(861)	(1,692)
Payment of deferred debt issuance costs	—	(1,042)
Net proceeds from issuance of common stock	190	185
Tax impact of stock-based compensation	—	72
Treasury stock purchases	(21)	—
Net cash provided by (used in) financing activities	(12,945)	10,965
EFFECTS OF EXCHANGE RATES ON CASH	274	(687)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,160	(826)
CASH AND CASH EQUIVALENTS, beginning of the period	6,291	9,400
CASH AND CASH EQUIVALENTS, end of the period	$7,451	$8,574

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Dynamic Materials Corporation

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sequential	Year-on-year
Net loss	$(3,136)	$(766)	$(4,233)	309%	-82%
Interest expense	265	397	255	-33%	56%
Interest income	—	(1)	—	-100%	—%
Income tax provision (benefit)	272	(148)	1,574	-284%	-109%
Depreciation	1,760	1,750	1,543	1%	13%
Amortization of purchased intangible assets	1,009	1,015	1,007	-1%	1%

EBITDA	170	2,247	146	-92%	1,439%
Restructuring	373	829	285	-55%	191%
Stock-based compensation	478	535	652	-11%	-18%
Other (income) expense, net	157	(304)	1,463	-152%	-121%

Adjusted EBITDA	$1,178	$3,307	$2,546	-64%	30%

	Nine months ended		Change
	Sep 30, 2016	Sep 30, 2015	Year-on-year
Net loss	$(4,316)	$(7,929)	-46%
Interest expense	826	700	18%
Interest income	(2)	(4)	-50%
Income tax provision (benefit)	321	2,704	-88%
Depreciation	5,024	4,696	7%
Amortization of purchased intangible assets	3,023	3,037	—%

EBITDA	4,876	3,204	52%
Restructuring	1,202	3,397	-65%
Stock-based compensation	1,599	2,223	-28%
Other (income) expense, net	(178)	299	-160%

Adjusted EBITDA	$7,499	$9,123	-18%

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Adjusted operating income (loss)

	Three months ended			Change
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sequential	Year-on-year
Operating loss, as reported	$(2,442)	$(822)	$(941)	-197%	-160%
Restructuring programs:
NobelClad	—	—	(48)	—%	100%
DynaEnergetics	(373)	(755)	(237)	51%	-57%
Corporate	—	(74)	—	100%	—%

Adjusted operating income (loss)	$(2,069)	$7	$(656)	-29,657%	-215%

	Nine months ended		Change
	Sep 30, 2016	Sep 30, 2015	Year-on-year
Operating loss, as reported	$(3,349)	$(4,230)	21%
Restructuring programs:
NobelClad	—	(606)	100%
DynaEnergetics	(1,128)	(1,231)	8%
Corporate	(74)	(1,560)	95%

Adjusted operating loss	$(2,147)	$(833)	-158%

Adjusted Diluted Loss per Share

	Three months ended September 30, 2016
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(2,864)	$272	$(3,136)	$(0.22)
Restructuring programs:
DynaEnergetics	(373)	(5)	(368)	(0.03)
Corporate	—	—	—	—

Net loss, excluding charges	$(2,491)	$277	$(2,768)	$(0.19)

	Three months ended June 30, 2016
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(914)	$(148)	$(766)	$(0.05)
Restructuring programs:
DynaEnergetics	(755)	(224)	(531)	(0.04)
Corporate	(74)	—	(74)	—

Net loss, excluding charges	$(85)	$76	$(161)	$(0.01)

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

	Three months ended September 30, 2015
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(2,659)	$1,574	$(4,233)	$(0.30)
Restructuring programs:
NobelClad	(48)	(25)	(23)	—
DynaEnergetics	(237)	(29)	(208)	(0.01)

Net loss, excluding charges	$(2,374)	$1,628	$(4,002)	$(0.29)

	Nine months ended September 30, 2016
	Pre-Tax	Tax	Net	Diluted EPS
Net loss, as reported	$(3,995)	$321	$(4,316)	$(0.31)
Restructuring programs:
DynaEnergetics	(1,128)	(229)	(899)	(0.07)
Corporate	(74)	—	(74)	—

Net loss, excluding charges	$(2,793)	$550	$(3,343)	$(0.24)

	Nine months ended September 30, 2015
	Pre-Tax	Tax	Net	Diluted EPS
Net loss, as reported	$(5,225)	$2,704	$(7,929)	$(0.57)
Restructuring programs:
NobelClad	(606)	(113)	(493)	(0.04)
DynaEnergetics	(1,231)	(149)	(1,082)	(0.08)
Corporate	(1,560)	(538)	(1,022)	(0.07)

Net loss, excluding charges	$(1,828)	$3,504	$(5,332)	$(0.38)

Sales and Operating Income (Loss) by Segment

	Three months ended			Change
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sequential	Year-on-year
NobelClad	$16,915	$26,407	$21,306	-36%	-21%
DynaEnergetics	19,638	14,910	18,202	32%	8%

Net sales	$36,553	$41,317	$39,508	-12%	-7%

NobelClad	$701	$4,130	$1,672	-83%	-58%
DynaEnergetics	(977)	(2,901)	(655)	66%	-49%
Unallocated expenses	(2,166)	(2,051)	(1,958)	-6%	-11%

Operating loss	$(2,442)	$(822)	$(941)	-197%	-160%

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

	Nine months ended		Change
	Sep 30, 2016	Sep 30, 2015	Year-on-year
NobelClad	$68,374	$66,699	3%
DynaEnergetics	50,028	58,369	-14%

Net sales	$118,402	$125,068	-5%

NobelClad	$6,340	$4,479	42%
DynaEnergetics	(2,959)	(201)	-1,372%
Unallocated expenses	(6,730)	(8,508)	21%

Operating loss	$(3,349)	$(4,230)	21%

NobelClad

Adjusted EBITDA

	Three months ended			Change
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sequential	Year-on-year
Operating income	$701	$4,130	$1,672	-83%	-58%
Adjustments:
Restructuring	—	—	48	—%	-100%
Depreciation	911	966	918	-6%	-1%
Amortization of purchased intangibles	95	96	95	-1%	—%

Adjusted EBITDA	$1,707	$5,192	$2,733	-67%	-38%

	Nine months ended		Change
	Sep 30, 2016	Sep 30, 2015	Year-on-year
Operating income	$6,340	$4,479	42%
Adjustments:
Restructuring	—	606	-100%
Depreciation	2,714	2,830	-4%
Amortization of purchased intangibles	286	286	—%

Adjusted EBITDA	$9,340	$8,201	14%

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

DynaEnergetics

Adjusted EBITDA

	Three months ended			Change
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sequential	Year-on-year
Operating loss	$(977)	$(2,901)	$(655)	66%	-49%
Adjustments:
Restructuring	373	755	237	-51%	57%
Depreciation	849	784	625	8%	36%
Amortization of purchased intangibles	914	919	912	-1%	—%

Adjusted EBITDA	$1,159	$(443)	$1,119	362%	4%

	Nine months ended		Change
	Sep 30, 2016	Sep 30, 2015	Year-on-year
Operating loss	$(2,959)	$(201)	-1,372%
Adjustments:
Restructuring	1,128	1,231	-8%
Depreciation	2,310	1,866	24%
Amortization of purchased intangibles	2,737	2,751	-1%

Adjusted EBITDA	$3,216	$5,647	-43%